Exhibit 99.2

Company No: 2493812

Exelgen Limited (formerly Tripos Discovery Research Limited)

Report and Non-statutory financial statements

Exelgen Limited (formerly Tripos Discovery Research Limited)

Registered No. 2493812

Directors

Dr Richard Freer

Dr Paul D’Sylva

Mr James Brennan

Secretary

Mr S J Cole (resigned 5 June 2007, re-appointed 10 June 2007)

Independent Auditors

BDO Stoy Hayward LLP

Arcadia House

Maritime Walk

Ocean Village

Southampton

S014 3TL

Bankers

National Westminster Rank plc

50 High Street

Exeter

Devon

EX4 3DL,

Registered Office

Bude-Stratton Business Park

Bude

Cornwall

EX23 8LY

1

Exelgen Limited (formerly Tripos Discovery Research Limited)

Registered No. 2493812

Directors’ report

The directors present their report and audited non statutory financial statements for the year ended 31 December 2006.

Results and dividends

The company’s loss after tax amounted to £15,262,317 (2005: loss £4,280,122), with no dividend declared (2005: £Nil), the loss of £15,262,317 (2005: loss £4,280,122) was taken to reserves.

Principal activities, review of business and future developments

The principal activities of the company in the year were design and synthesis of novel chemical compounds together with collaborative computational design and research projects for the pharmaceutical and agrochemical industries.

The company successfully completed a multi-million dollar four year collaboration with Pfizer at the end of 2005. Aggressive competition from India and China has meant that this business has not yet been successfully replaced. During 2006 a significant down sizing process took place which saw job losses and large impairment charges being booked to recognise the downsizing of the business. In June 2007, the existing parent company, Tripos Inc., completed a strategic, business review with the sale of Exelgen Limited (formerly Tripos Discovery Research Ltd) to Commonwealth Biotechnologies Inc (CBI), a NASDAQ listed company based in Richmond Virginia, USA. The business will continue to serve its existing markets from the Bude facility, enhanced by complementary skills provided by the CBI group of companies.

The financial results of the. business and in particular the operating loss seen for the year were negatively impacted by the following significant factors:-

•	downsizing costs associated with severance;

•	impairment costs to both fixed assets and inventory;

•	repayments of UK government grants; and the

•	loss on sale of fixed assets.

Details of post balance sheet events material to the company are given in note 23 to the attached non-statutory financial statements.

On 23 November 2007 the company changed its name from Tripos Discovery Research Limited to Exelgen Limited.

Directors

The directors who served dining, the year were as follows:

Dr J P McAlister (resigned 5 June 2007).

Mr J II Munn (resigned 20 March 2007).

Dr M C Allen (resigned 5 June 2007).

Dr P W Small (resigned 30 November 2006).

Mr S J Cole (resigned 5 June 2007).

On 10 June 2007, the following individuals who are all US residents were appointed to the board:

Dr Richard Freer;

Dr Paul D’Sylva; and

Mr James Brennan.

2

Exelgen Limited (formerly Tripos Discovery Research Limited)

Registered No. 2493812

Directors’ report (continued)

Key performance indicators

Given the nature of the business, the company’s Directors are of the opinion that an analysis of the business using key Performance Indicators is not necessary for an understanding of the development, performance or position of the business. Figures are consolidated by the parent on a monthly basis and closely reviewed.

Creditor payment policy

It is normal procedure of Exelgen Limited (formerly Tripos Discovery Research Limited) to agree terms of transactions including payment terms, with suppliers in advance. Payment terms vary, reflecting local practice throughout the world. It is policy of Exelgen Limited (formerly Tripos Discovery Research Limited) that payment is made on time, provided suppliers perform in accordance with agreed terms.

Going concern

Cash flow forecasts prepared by the directors indicate that the company is reliant on the ongoing financial support from its new parent undertaking, Commonwealth Biotechnologies Inc (“CBI”), to enable the company to meet its obligations as they become due for payment for a period of at least twelve months from the approval of the non-statutory financial statements.

CBI is currently considering a number of strategic options to be able to provide the financial support it has pledged to do. As at the date of approval of the non-statutory financial statements these options were still under consideration.

If CBI is unsuccessful in raising the necessary funding required by the company, the directors will have to consider the future viability of the company. Discussions are currently in progress concerning certain financial commitments which may be able to be restructured to provide short term relief, however potential orders that are in the pipeline would have to be secured to enable the company to continue to trade.

The directors have confidence, albeit with some uncertainty, that sufficient funding will be available to the company and have prepared the non-statutory financial statements on a going concern basis.

Financial instruments

The company enters into contracts in a number of foreign currencies. The company also has a number of inter-company loans and current accounts denominated in foreign currency which are subject to foreign exchange risk. No hedging is performed to mitigate exchange rate fluctuations.

Post balance sheet events

By the end of 2006 the company had fallen below the criteria required to retain Grant funding totalling £1,540,000 drawn down from the Department of Trade and Industry. The final repayment was agreed to be £591,000 during negotiations to sell the business in 2007. This has been reflected in the balance sheet as an adjusting post balance sheet event.

In June 2007 the business was sold by Tripos Inc, to Commonwealth Biotechnologies Inc. As part of the sale and purchase agreement certain inter-company balances were waived within the Tripos Inc group. The financial effect of the inter-company debt waivers will be shown in the statutory financial statements for the year ending 31 December 2007.

By order of the Board

Dr. R. Freer
Director
19 December 2007

3

Exelgen Limited (formerly Tripos Discovery Research Limited)

Statement of Directors’ Responsibilities

The directors are responsible for preparing the Annual Report and the non-statutory financial statements in accordance with United Kingdom Generally Accepted Accounting Practice.

In preparing these non-statutory financial statements, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgements and estimates that are reasonable and prudent;

•	slate whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the non-statutory financial statements; and

•	prepare the non-statutory financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

4

Independent auditor’s report

to the shareholder of Exelgen Limited (formerly Tripos Discovery Research Limited)

We have audited the non statutory financial statements of Exelgen Limited (formerly Tripos Discovery Research Limited) for the years ended 31 December 2005 and 31 December 2006, which comprise the profit and loss account, the balance sheet, the cash flow statement and the related notes. These non statutory financial statements have been prepared under the accounting policies set out therein.

These none statutory financial statements have been prepared by the directors to meet the requirements of its parent company’s regulatory reporting requirements in the United States of America. One of the requirements was the preparation of a reconciliation of the reported results and net assets between that reported in the financial statements prepared in accordance with United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice) and that which would have been reported had United States of America Accounting Standards (United States of America Generally Accepted Accounting Practice) been applied.

The statutory financial statements for the years ended 31 December 2005 and 31 December 2006 have been filed with the Registrar of Companies.

Respective responsibilities of directors and auditors

The directors’ responsibilities for preparing the non-statutory financial statements in accordance with United Kingdom Accounting Standards (United Kingdom Generally Accepted Accounting Practice) are set out in the statement of director’s responsibilities.

Our responsibility is to audit the non-statutory financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards generally accepted in the United States of America. We report to you our opinion as to whether the non-statutory financial statements give a true and fair view and whether the information given in the directors’ report is consistent with those non-statutory financial statements. We also report to you if, in our opinion, the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and other transactions is not disclosed.

This report is made solely to the Company, as a body, in accordance with the terms of our engagement. Our audit work has been undertaken so that we might state to the company those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company, as a body, for our audit work, for this report, or for the opinions we have formed.

Basis of audit opinion

We conducted our non-statutory audit in accordance with auditing standards generally accepted in the United States of America. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the non-statutory financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the non-statutory financial statements, and of whether the accounting policies are appropriate to the company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our non-statutory audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the non-statutory financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the non statutory financial statements.

Independent auditor’s report

to the members of Exelgen Limited (formerly Tripos Discovery Research Limited)

(continued)

Opinion

In our opinion:

•

the non-statutory financial statements give a true and fair view, in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of affairs of the company as at 31 December 2006 and of its loss for the year then ended;

•

the financial information for the year ended 31 December 2005, gives a true and fair view, in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of affairs of the company as at 31 December 2005 and of its loss for the year then ended; and

•	the information given in the directors report is consistent with the non-statutory financial statements.

Emphasis of matter – Going concern

In forming our opinion, which is not qualified, we have considered the adequacy of the disclosure made in note 1 b) to the non-statutory financial statements concerning the support of the parent company and the company’s ability to continue as a going concern. These conditions, along with the other matters explained in note 1 b) to the non-statutory financial statements, indicate the existence of a material uncertainty which may cast significant doubt about the company’s ability to continue as a going concern. The non-statutory financial statements do not include the adjustments that would result if the company was unable to continue as a going concern.

BDO Stoy Hayward LLP
Chartered Accountants
Southampton

19 December 2007

Exelgen Limited (formerly Tripos Discovery Research Limited)

Profit and loss account

for the year ended 31 December 2006

	Note	2006 £	2005 £
Turnover	2	3,019,938	12,733,033

Exceptional provision for slow moving stock	3	(1,101,237)	—
Other cost of sales		(4,154,564)	(11,050,040)

Total cost of sales		(5,255,801)	(11,050,040)

Gross (loss) / profit		(2,235,863)	1,682,993

Reorganisation costs	3	(770,366)	—
Fixed asset impairment charges	3	(7,148,640)	—
DTI grant repayment	3	(116,731)	—
Other administrative expenses		(3,099,472)	(4,759,509)

Total administrative expenses		(11,135,209)	(4,759,509)

Operating loss	3	(13,371,072)	(3,076,516)

Loss on disposal of fixed assets	4	(2,565,442)	—
Interest receivable and similar income	6	1,253,133	23,936
Interest payable and similar charges	7	(578,936)	(1,227,542)

Loss on ordinary activities before taxation		(15,262,317)	(4,280,122)
Tax on loss on ordinary activities	8	—	—

Loss on ordinary activities after taxation and retained loss for the year	18	(15,262,317)	(4,280,122)

All recognised gains and losses are included in the profit and loss account above and therefore no separate statement of recognised gains and losses has been presented.

All amounts are derived from continuing operations.

The operating loss and the loss on ordinary activities after taxation have been computed on the historical cost basis.

The notes to the financial statements are an integral part of these financial statements.

7

Exelgen Limited (formerly Tripos Discovery Research Limited)

Balance Sheet

at 31 December 2006

	Note	2006 £	2005 £
Fixed assets
Tangible assets	9	3,111,993	14,969,232

Current assets
Stocks	10	1,834,392	2,996,292
Debtors	11	761,221	1,930,577
Cash at bank		308,818	1,069,088

		2,904,431	5,995,957

Creditors: amounts falling due within one year	12	(11,539,115)	(10,708,161)

Net current liabilities		(8,634,684)	(4,712,204)

Total assets less current liabilities		(5,522,691)	10,257,028

Creditors: amounts falling due after more than one year	13	(4,864,765)	(5,382,167)

Provisions for liabilities
Deferred taxation	16	—	—

		(10,387,456)	4,874,861

Capital and reserves
Called up share capital	17	101,000	101,000
Share premium	18	6,939,304	6,939,304
Profit and loss account	18	(17,427,760)	(2,165,443)

Shareholders’ funds	18	(10,387,456)	4,871,861

The non-statutory financial statements were approved by the board of director and authorised or issue on 19 December 2007 and were signed on its behalf by:

Dr R. Freer
Director

The notes to the financial statements are an integral part of these financial statements.

8

Exelgen Limited (formerly Tripos Discovery Research Limited)

Cash flow statement

for the year ended 31 December 2006

	Note	2006 £	2005 £
Cash flow Statement
Cash flow from operating activities	24	(2,703,682)	691,520
Returns on investment and servicing of finance	25	(564,135)	(463,176)
Capital expenditure and financial investment	25	389,154	(489,786)

Cash outflow before financing		(2,878,663)	(261,442)
Financing	25	2,118,393	953,352

Net cash (outflow) / inflow		(760,270)	691,810

	Note	2006 £	2005 £
Reconciliation of net cash flow to movement in net debt
(Decrease) / increase in cash in the year		(760,270)	691,810
Repayments of capital element of finance leases		1,971,599	1,885,609
Sale and leaseback receipts		(2,153,747)	(1,105,723)
Receipts from parent company — Tripos Inc		(1,936,245)	(1,733,138)

Change in net debt resulting from cash flows		(2,878,663)	(261,442)
Translation differences		1,238,330	(740,430)

Movement in net debt for year		(1,640,333)	(1,001,872)
Opening net debt	26	(11,430,957)	(10,429,085)

Closing net debt	26	(13,071,290)	(11,430,957)

The notes to the financial statements are an integral part of these financial statements.

9

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

for the year ended 31 December 2006

1.	Accounting policies

a)	Basis of accounting

The financial information set out above does not constitute the company’s statutory accounts for the years ended 31 December 2006 or 2005, but is derived from those accounts. Statutory accounts for 2006 and 2005 have been delivered to the Registrar of Companies. The auditors have reported on those accounts; their reports were unqualified, and included references to matters to which the auditors drew attention by way of emphasis without qualifying their reports and did not contain statements under the Companies Act 1985, s 237(2) or (3).

The non-statutory financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

b)	Going concern basis

Cash flow forecasts prepared by the directors indicate that the company is reliant on the ongoing financial support from Commonwealth Biotechnologies Inc (“CBI”) to enable the company to meet its obligations as they become due for payment for a period of at least twelve months from the approval of the non-statutory financial statements.

CBI is currently considering a number of strategic options to be able to provide the financial support it has pledged to do. As at the date of approval of the non-statutory financial statements these options were still under consideration.

If CBI is unsuccessful in raising the necessary funding required by the company, the directors will have to consider the future viability of the company. Discussions are currently in progress concerning certain financial commitments which may be able to be restructured to provide short term relief, however potential orders that are in the pipeline would have to be secured to enable the company to continue to trade.

The directors have confidence, albeit with some uncertainty, that sufficient funding will be available to the company and have prepared the non-statutory financial statements on a going concern basis.

c)	Turnover

Turnover represents net invoiced sales of goods, net of value added tax. Contract research revenue is recognised proportionately to the percentage of completion as the services are provided. Off the shelf compound sales are recognised when the risk and rewards of ownership pass to the customer. This is normally on shipment from the company.

d)	Tangible fixed assets

Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life as follows:

Leasehold property	-	over the period of the lease
Equipment	-	20% on cost
Computer equipment	-	33.3% on cost
Freehold buildings	-	4% on cost
Financed lease equipment	-	the greater of the period of lease or 20% on cost

The need for any impairment write down to fixed assets is assessed by comparison of the carrying value against the higher of value in use and realisable value.

10

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

e)	Stocks

Stock and work in progress are valued at the lower of cost and net realisable value after making due allowance for obsolete and slow moving items.

Cost includes all direct expenditure and an appropriate proportion of fixed and variable overheads.

f)	Deferred taxation

Deferred tax is recognised in respect of all timing differences, that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more, tax, with the exception that deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

g)	Research and development

For financial reporting purposes expenditure on research and development is written off in the year in which it is incurred.

h)	Interest

Interest charges incurred in the construction of the company’s building are capitalised (before tax relief) up to the point when the building is physically complete. Otherwise, interest is charged against profit as it arises.

i)	Foreign currencies

Trading transactions denominated in foreign currencies are translated into sterling at the exchange rate ruling when the transaction was entered into. Monetary assets and liabilities denominated in foreign currencies arc translated into sterling at the exchange rate ruling at the balance sheet date.

j)	Pensions

The company operates a defined contribution pension scheme. Contributions payable for the year are charged in the profit and loss account in the year for which they are due.

k)	Government grants

The government grants in respect of capital expenditure are credited to a deferred income account and are released to profit over the expected useful lives of the relevant assets by equal annual instalments. Grants of a revenue nature arc credited to income so as to match them with the expenditure to which they relate.

11

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

l)	Leasing and hire purchase commitments

Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The corresponding lease or hire purchase obligation is capitalised in the balance sheet as a liability. The interest element of the rental obligation is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

Rentals payable under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

2.	Turnover

The turnover and profit before taxation are attributable to the continuing principal activities of the company.

An analysis of turnover by destination is given below:

	2006%	2005%
United Kingdom	28	90
Europe	24	4
United States of America and Canada	48	6

	100	100

All of the turnover originates in the United Kingdom.

3.	Operating Loss

The operating loss is stated after charging/(crediting):

		2006 £	2005 £
	Depreciation – owned assets	890,276	759,281
	Depreciation – assets held under finance leases	865,437	1,090,951
	Exceptional items:
	- Impairment write down of tangible fixed assets	7,148,640	493,218
	- Exceptional provision for slow moving stock	1,101,237	—
	- Repayment of government grants	116,731	—
	- Redundancy and reorganisation expense	770,366	—
Operating lease charges	- land and buildings	—	—
	- other	147,776	231,737
	Audit fee payable to BDO Stoy Hayward LLP for the company’s annual financial statements	15,000	38,122
	Government grants (note 15)	(180,723)	(182,661)

All fees payable to BDO Stoy Hayward LLP, the company’s auditor, include amounts in respect of expenses.

12

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

Due to the business being unable to secure additional work to replace the Pfizer Contract completed in the prior year, the directors had no option but to undertake a major reorganisation of the business which led to significant loss of jobs and a reduction in the value of the state of the art facilities based on anticipated reduced future revenues. In addition, a reassessment of the net realisable value of stocks led to a significant provision against the book value requiring recognition. All the costs of this reorganisation have been incurred in the year and there were no restructuring provisions brought forward nor are there any carried forward at the balance sheet date.

In addition, an amount of £591,000 was repaid to the Department for Business Enterprise and Regulatory Reform (formerly the Department of Trade and Industry) in June 2007 as the company had failed to meet the qualifying criteria as at 31 December 2006 for government grant assistance received. Of this amount, £16,731 represented grant receipts matching revenue expenses that had been recognised in the profit and loss account in earlier years. The remaining balance represented amounts used to finance fixed assets and has been treated as a reduction of the unamortised grant at the balance sheet date. The movement in this balance is disclosed in note 15 to these non-statutory financial statements.

4.	Loss on disposal of tangible fixed assets

During 2006, the directors disposed of land and buildings with a net book value of £3,007,942 for total proceeds of £442,500.

5.	Staff costs

	2006 £	2005 £
Wages and salaries	2,346,455	4,013,057
Social security costs	258,183	407,352
Other pension costs (note 19)	154,430	243,368

	2,759,068	4,663,777

The average number of employees, including directors, during the year was as follows:

	2006 No.	2005 No
Administration	17	28
Scientific	61	137

	78	165

Directors’ emoluments:

	2006 £	2005 £
Emoluments	328,355	312,962
Company contributions paid to defined contribution scheme	20,767	21,825

Directors’ emoluments include a payment of £51,941 for severance pay.

13

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

	2006 No.	2005 No.
Members of defined contribution scheme	3	3

	2006 £	2005 £
The amounts in respect of the highest paid director are as follows:
Emoluments	127,155	124,116
Company contributions paid to defined contribution scheme	5,247	8,713

The emoluments id the highest paid director include a payment of £51,941 (2005: £nil) for severance pay.

6.	Interest receivable and other similar income

	2006 £	2005 £
Bank interest receivable	14,801	23,936
Foreign exchange gains	1,238,331	—

	1,253,133	23,936

The foreign exchange gain in the current year arose on the retranslation of balances to Tripos Inc.

7.	Interest payable and similar charges

	2006 £	2005 £
Payable to group undertakings	189,495	164,563
Finance charges payable under finance leases and hire purchase contracts	389,441	314,748
Other interest	—	7,801
Foreign exchange loss	—	740,430

	578,936	1,227,542

The foreign exchange loss in the prior year arose on the retranslation of balances to Tripos Inc.

8.	Taxation
(a) Tax on loss on ordinary activities

	2006 £	2005 £
Current tax
Corporation tax on the loss for the year	—	—

Deferred tax
Originating and reversal of timing differences	—	—

Tax on loss on ordinary activities	—	—

14

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

8.	Taxation (continued)

There was no charge to corporation tax in either the current or previous year. Refer to note 8(b) for further details.

(b) Factors affecting current tax charge

The tax assessed on the loss on ordinary activities for the year is lower than the standard rate of corporation tax in the UK of 30% (2006 – 30%). The differences are explained below:

	2006 £	2005 £
Loss on ordinary activities before tax	(15,262,317)	(4,280,122)

Loss on ordinary activities multiplied by the standard rate of corporation tax in the UK as above	(4,578,695)	(1,284,037)
Effect of:
Disallowed expenses and non taxable income	309,108	20,800
Depreciation in excess of Capital Allowances	2,378,425	530,720
Other timing differences	3,780	38,522
Current and prior year losses carried forward	2,136,656	872,854
R&D tax credit – current year	(249,274)	(600,000)
Group relief	—	421,141

	—	—

15

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

9.	Tangible fixed assets

	Land and freehold property £	Equipment £	Computer Equipment £	Total £
Cost
At 1 January 2006	14,028,238	8,094,423	1,000,347	23,123,008
Additions	—	53,346	—	53,346
Disposals	(4,653,739)	(207,926)	—	(4,861,665)

At 31 December 2006	9,374,499	7,939,843	1,000,347	18,314,689

Depreciation
At 1 January 2006	2,197,591	5,060,148	896,037	8,153,776
Charge for the year	509,315	1,176,627	69,771	1,755,713
Disposals	(1,661,442)	(193,991)	—	(1,855,433)
Impairment write down	5,573,951	1,545,494	29,195	7,148,640

At 31 December 2006	6,619,415	7,588,278	995,003	15,202,696

Net book value

At 31 December 2005	11,830,647	3,034,275	104,310	14,969,232

At 31 December 2006	2,755,084	351,565	5,344	3,111,993

The net book value of equipment and computer equipment above includes an amount of £1,590,243 (2005: £2,595,227) in respect of assets held under finance leases and hire purchase contracts. During the year the depreciation charged on these assets amounted to £865,437 (2005 : £1,090,951).

The impairment charge has been calculated on a value in use assessment in accordance with FRS 11 - “Impairment of Fixed Assets and Goodwill”. The discount rate applied to pre-tax cash flows was 18%.

10.	Stocks

	2006 £	2005 £
Raw materials	212,379	297,974
Work in progress	278,183	1,940,559
Finished goods	1,343,830	757,759

	1,834,392	2,996,292

16

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

11.	Debtors: amounts falling due within one year

	2006 £	2005 £
Prepayments and accrued income	136,522	161,461
Amount owed by fellow group companies	624,699	1,769,116

	761,221	1,930,577

12.	Creditors: amounts falling due within one year

	2006 £	2005 £
Trade creditors	179,988	258,055
Other taxes and social security	183,749	208,230
Accruals and deferred income	1,195,485	872,396
Obligations under finance leases (note 14)	1,280,291	1,356,447
Other creditors	—	132,059
Amount owing to group undertakings	8,699,602	7,880,974

	11,539,115	10,708,161

13.	Creditors: amounts falling due after one year

	2006 £	2005 £
Obligations under finance leases repayable within 5 years (note 14)	1,052,326	794,022
Amount owing to group undertaking	2,347,889	2,468,603
Accruals and deferred income (note 15)	1,464,550	2,119,542

	4,864,765	5,382,167

17

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

14	Obligations under finance leases and hire purchase contracts

The maturity of these amounts is as follows:

	2006 £	2005 £
Amounts payable:
Within one year	1,502,021	1,523,696
In two to five years	1,135,073	850,583

	2,637,094	2,374,279
Less: finance charges allocated to future periods	(304,477)	(223,810)

	2,332,617	2,150,469

Finance leases and hire purchase contracts are analysed as follows:

Current obligations (note 12)	1,280,291	1,356,447
Non-current obligations (note 13)	1,052,326	794,022

	2,332,617	2,150,469

Finance leases are secured on the assets to which they relate

15.	Accruals and deferred income

Deferred Government Grants 2006 £
Balance as at 1 January	2,119,542
Credited to the profit and loss account	(180,723)
Repayment of Government grant (Note 23)	(474,269)

Balance as at 31 December	1,464,550

16.	Provisions for liabilities

Deferred taxation provided in the accounts and the amounts not provided are as follows:

	Provided		Not provided
	2006 £	2005 £	2006 £	2005 £
Capital allowances in advance of depreciation	—	2,444,120	—	—
Other timing differences	—	(2,444,120)	(6,464,464)	(1,935,171)

	—	—	(6,464,464)	(1,935,171)

18

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

17.	Share capital

	Authorised 2006 £	Authorised 2005 £
500,000 Ordinary shares of £1 each	500,000	500,000

	Allotted, called up and fully paid
	2006 £	2005 £
101,000 Ordinary shares of £1 each	101,000	101,000

18.	Reconciliation of movements in shareholders’ funds and movement on reserves

	Share capital £	Share premium £	Profit and loss account £	Total shareholders’ funds £
Al I January 2006	101,000	6,939,304	(2,165,443)	4,874,861
Retained loss for the year	—	—	(15,262,317)	(15,262,317)

At 31 December 2006	101,000	6,939,304	(17,427,760)	(10,387,456)

19.	Pension commitments

The company operates a defined contribution scheme for certain of its employees. The assets of the scheme are held separately from those of the company in independently administered funds. During the year contributions payable amounted to £154,430 (2005: £232,563). There were no unpaid contributions outstanding at the year-end (2005: £nil).

20.	Other financial commitments

At 31 December 2006, the company had annual commitments under non cancellable operating leases as set out below:

	Other
	2006 £	2005 £
Operating leases which expire:
- within one year	56,965	72,653
- in two to five years	18,935	66,579

	75,900	139,232

19

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

21.	Parent company

The company’s immediate parent undertaking during 2006 was Tripos UK Holdings Limited. The company’s ultimate parent undertaking and controlling party, which was also the parent of the largest group for which the company is a member and for which group accounts are prepared, was Tripos Inc. incorporated in the State of Utah, USA.

Copies of the group accounts are available from 1699 S Hanley Road, Suite 303, St Louis, Missouri, 63144-2913, USA.

From June 2007, the ultimate parent company is Commonwealth Biotechnologies Inc. 601 Biotech drive, Richmond, Virginia 23235, USA.

22.	Related party transactions

The company has taken advantage of the exemption conferred under Financial Reporting Standard No.8 ‘Related Party Disclosures’, concerning disclosure of transactions with group members.

There have been no other transactions with related parties requiring disclosure under Financial Reporting Standard No.8.

23.	Post Balance Sheet Events

By the end of 2006 the company had fallen below the criteria required to retain grant funding totalling £1,540,000 drawn down from the Department of Trade and Industry. The final repayment was agreed to be £591,000 during negotiations to sell the business in 2007. This has been reflected in the balance sheet as an adjusting post balance sheet event.

In June 2007 the business was sold by Tripos Inc, to Commonwealth Biotechnologies Inc. As part of the sale and purchase agreement certain inter-company balances were waived within the Tripos Inc. group. The financial effect of the inter-company debt waivers will be shown in the financial statements for the year ending 31 December 2007 being a non adjusting post balance sheet event.

24.	Reconciliation of operating profit to net cash inflow from operating activities

	Note	2006 £	2005 £
Cash flow from Operating activities
Operating loss		(13,371,071)	(3,076,523)
Depreciation and impairment charges on tangible fixed assets		8,904,353	2,343,450
(Profit) / loss on disposal of tangible fixed assets		(1,710)	5,447
Decrease in debtors		1,203,225	1,579,294
Decrease in inventory		1,161,900	2,906,524
Increase /(decrease) in creditors		399,529	(1,458,173)
Decrease in deferred income		(999,908)	(1,608,499)

Net cash flow from operating activities		(2,703,682)	691,520

20

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

25.	Analysis of cash flows for headings netted off in the cash flow statement

Returns on investment and servicing finance	2006 £	2005 £
Bank interest received	14,801	23,936
Bank interest paid	(189,495)	(128,409)
Interest element of finance leases	(372,745)	(314,7491
Interest paid	(16,696)	(43,954)

Net cash outflow for returns on investment and servicing of finance	(564,135)	(463,176)

Capital expenditure and financial investment	2006 £	2005 £
Purchase of tangible fixed assets	(53,346)	(491,086)
Sale of tangible fixed assets	442,500	1,300

Net cash inflow / (outflow) for capital expenditure and financial investment	389,154	(489,786)

Financing	2006 £	2005 £
Sale and lease back receipts	2,153,747	1,105,723
Capital element of finance lease payments	(1,971,599)	(1,885,609)
Receipts from parent company - Tripos Inc	1 ,936,245	1,733,138

Net cash inflow from financing	2,118,393	953,252

21

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

26.	Analysis of changes in net debt

	At 1 January 2005 £	Cash flows £	Foreign exchange £	At 31 December 2006 £
Cash at bank and in hand	1 ,069,088	(760,270)	—	308,818

Finance leases	(2,150,409)	(182,148)	—	(2,332,617)
Ultimate Parent company loan -	(10,349,576)		1,238,330
Tripos Inc		(1,936,245)		(11,047,491)

	(11,430,957)	(2,878,663)	1,238,330	(13,071,290)

The movement in foreign exchange represents the exchange gain recognised on the retranslation of the amounts due to the ultimate parent company – Tripos Inc.

27.	UK GAAP to US GAAP Reconciliation

Accounting for capital grants

Under United Kingdom Generally Accepted Accounting Practice (“GAAP”) (SSAP 4 Accounting for (Government Grants) grants received from governmental bodies that are contributions towards the cost of assets are not permitted to be deducted from the purchase price of the assets. The grants received are held as deferred income on the balance sheet and are released to the profit and loss account over the estimated which permits the grant received to be credited against the cost of the asset. This treatment is different to that permitted under United States GAAP which permits the grant received to be credited against the cost of the asset.

At the balance sheet date, the company had not met all of the conditions relating to a grant that had been received from the Department for Trade and Industry (now known as the Department for Business, Enterprise and Regulatory Reform (“BERR”)). Subsequent to the year end, a repayment to BERR of £591,000 was agreed and has been dealt with as an adjusting sheet. Of this amount, £474,269 was originally treated as a contribution towards capital assets and the balance towards expenses incurred.

Under US GAAP. the repayment of the capital grant initially increased the gross cost of tangible fixed assets and was subsequently expensed as part of the asset impairment charge. Under UK GAAP, the capital element of the grant repaid is simply a balance sheet re-classification between the balance held in deterred income and accruals within current liabilities. This accounting difference has given rise to a lower loss being reported under UK GAAP of £474,269 as no further impairment of the fixed assets is required based on their projected value in use computed in accordance with FRS 11 – “Impairment of fixed assets and goodwill”. Consequently the aggregate capital and reserves under UK GAAP is higher by the same amount than that which would have been reported under US GAAP.

22

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

The impact of the accounting differences on respective line items is summarised below:

	UK GAAP		US GAAP
	2006 £	2005 £	2006 £	2005 £
Balance sheet
Tangible fixed assets:

Total cost	18,314,68	23,123,008	16,253,136	20,587,189

Total accumulated amortisation	15,202,696	8,153,776	15,079,959	7,737,499

Creditors: amounts falling due after more than one year:

Accruals and deferred income (note 15)	1,464,550	2,119,542	—	—

Profit and loss account

Total depreciation charge	1,755,713	2,343,450	1,574,990	2,160,789

Release of deferred income	(180,723)	(182,661)	—	—

Total fixed asset impairment charge	7,148,640	—	7,622,907	—

Reconciliation of reported loss for the year:

	2006 £	2005 £
Reported loss for the year in accordance with UK GAAP	(15,262,317)	(4,280,122)

Difference arising on accounting for the repayment of a Government capital grant	(474,269)	—
Reported loss for the year in accordance with US GAAP	(15,736,586)	(4,280,122)

23

Exelgen Limited (formerly Tripos Discovery Research Limited)

Notes to the non statutory financial statements

at 31 December 2006 (continued)

Reconciliation of aggregate share capital and reserves

	2006 £	2005 £

Aggregate share capital and reserves as reported under UK GAAP	(10,387,456)	4,874,861
Difference arising on accounting for the repayment of a Government capital grant	(474,269)	—

Aggregate share capital and reserves as reported undo US GAAP	(10,861,725)	4,874,861

Cash flow statement

The cash How statement has been prepared in conformity with UK Financial Reporting Standard 1 (Revised) “Cash Flow Statements”. The principal differences between this statement and cash flow statements presented in accordance with US Financial Accounting Standard number 95 are as follows:

•

Under UK GAAP net cash flow from operating activities is determined before considering cash flows from returns on investments and servicing of finance. Under US GAAP, net cash flow from operating activities is determined after this item.

•	Under UK GAAP, capital expenditure is classified separately while under US GAAP, it is classified as an investing activity.

•	Under UK GAAP movements in bank overdrafts arc classified as movements in cash while under US GAAP they are classified as a financing activity.

Set out below is a summary cash flow statement under US GAAP:

	2006 £	2005 £

Net cash (outflow) / inflow from operating activities	(3,267,818)	228,344
Net cash inflow / (outflow) from investing activities	389,154	(489,786)
Net cash inflow from financing activities	2,118,393	953,252

Net decrease in cash and cash equivalents under US GAAP	(760,271)	691,810
Net decrease in cash and cash equivalents under UK GAAP	(760,271)	691,810

24